Exhibit 99.1
LUMINEX CORPORATION REPORTS THIRD QUARTER 2009 RESULTS
AUSTIN, Texas (November 4, 2009) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the third quarter ended September 30, 2009. Recent financial and operating highlights include the following:
•	Record system shipments of 259, including 11 FLEXMAP 3D® systems for the third quarter of 2009, resulting in cumulative life-to-date shipments of 6,514, up 15 percent from a year ago

•
Record system revenue of $9.2 million for the third quarter of 2009, up 18 percent over the third quarter of 2008; year-to-date system revenue of $21.4 million, an increase of three percent over the same prior year period

•	Consolidated third quarter revenue of $29.1 million, and loss per share of $(0.01)

•	Third quarter revenue from sales of higher margin items (consumables, royalties, and assays) of $17.0 million or 58 percent of total quarterly revenue

•	Total assay sales by Luminex and its partners of $80.8 million for the third quarter of 2009, an increase of 16 percent over the third quarter of 2008

•	Consolidated gross profit margin of 64 percent for the third quarter of 2009

•	Received FDA 510(K) clearance for the xTAG® Cystic Fibrosis Test 39 v2 incorporating new fast chemistry

•
Announced FDA clearance for an update to the xTAG Respiratory Viral Panel (RVP) package insert to include data demonstrating that xTAG RVP can be an effective aid in the detection of 2009 Influenza A/H1N1

•
Launched new xTAG RVP awareness campaign including the development of xTAGRVP.com, a respiratory virus testing and information website providing doctors and patients timely information on avoiding and detecting flu and other respiratory viruses

•	Continued global expansion by establishing an office in Tokyo, Japan to provide commercial support and service to customers and partners in the region
Consolidated revenue for the third quarter of 2009 was $29.1 million, a one percent increase over the third quarter of 2008 revenue of $28.9 million. GAAP net loss for the third quarter of 2009 was $(0.6) million, or $(0.01) per share, compared with GAAP net income of $3.2 million, or $0.08 per share for the same period last year. Net loss for the third quarter of 2009 included non-cash charges of $2.2 million in stock compensation expense associated with SFAS 123R and $2.1 million of depreciation and amortization expense.
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LMNX Reports Third Quarter 2009 Results
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November 4, 2009
LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
Revenue
Technology group	$22,031	$22,582	$62,595	$61,496
Assay group	7,087	6,315	19,881	14,754

	29,118	28,897	82,476	76,250

Operating income (loss)
Technology group	549	3,228	5,453	6,588
Assay group	(1,061)	(247)	(3,352)	(5,389)

Operating income (loss)	(512)	2,981	2,101	1,199
“We are pleased with our performance in the quarter, especially given the economic and market conditions,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “We achieved record instrument shipments during the third quarter, and record instrument revenue as continuing to grow our installed base of instruments is a strategic priority for Luminex. We continued to grow our Assay Group revenue, led by our innovative Respiratory Viral Panel. Although we reported a sequential decline in our bulk consumable sales, we believe this is a temporary phenomenon. We expect our consumables to return to growth in the near term.
“We are encouraged by early indicators for the fourth quarter of 2009, as well as the longer term, given our pipeline of products, enhanced investment by our partners, and our robust royalty revenues” continued Balthrop. “Our gross margins were healthy at 64 percent for the quarter and we continue to exercise good cost and expense control.”
FINANCIAL OUTLOOK AND GUIDANCE
The Company is adjusting 2009 full year revenue guidance to $118 to $126 million from between $118 and $132 million. The adjusted full year figures represent an increase of between 13 and 18 percent over reported 2008 revenue.
CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the third quarter ended September 30, 2009, on Wednesday, November 4, 2009, at 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for six months on the website using the ‘replay’ link.
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LMNX Reports Third Quarter 2009 Results
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November 4, 2009
ABOUT LUMINEX CORPORATION
Luminex Corporation develops, manufactures and markets proprietary biological testing technologies with applications throughout the diagnostic and life sciences industries. The Company’s xMAP® multiplex solutions include an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics markets. The Company’s xMAP Technology is sold worldwide and is already in use in leading clinical laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex Corporation or xMAP technology can be obtained at www.luminexcorp.com.
Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements, which may include statements regarding the Company’s revenues and outlook for 2009, expectations regarding future bulk consumables sales and the effects of market conditions on bulk consumables sales, improvement of market conditions for the Company’s partners and end users for the fourth quarter of 2009, the ability of our pipeline of products and enhanced investment by our partners to continue to drive improved financial performance, the ability of new product launches and geographic expansion to open new markets and continue the Company’s growth, royalty revenue, its continued robustness and its reliability as an indicator of end user assay demand, and the ability of the Company to continue to invest in its long-term growth strategies, including research and development projects, geographic and commercial expansion, dedication to regulatory compliance. Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products (including systems, consumables and assay kits) and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’ Annual Report on Forms 10-K for the year ended December 31, 2008 and subsequent Forms 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.
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LMNX Reports Third Quarter 2009 Results
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November 4, 2009
LUMINEX CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30,	December 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$78,740	$81,619
Short-term investments	16,516	40,784
Accounts receivable, net	19,116	11,024
Inventory, net	12,697	11,589
Other	1,641	1,377

Total current assets	128,710	146,393

Property and equipment, net	17,168	12,567
Intangible assets, net	13,428	14,901
Long-term investments	19,722	2,000
Goodwill	39,617	39,617
Other	1,370	1,813

Total assets	$220,015	$217,291

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,116	$4,580
Accrued liabilities	6,496	7,181
Deferred revenue	3,180	2,671
Current portion of long term debt	516	445

Total current liabilities	15,308	14,877

Long-term debt	3,672	2,914
Deferred revenue and other	4,768	4,960

Total liabilities	23,748	22,751

Stockholders’ equity:
Common stock	41	40
Additional paid-in capital	283,102	279,255
Accumulated other comprehensive gain (loss)	119	(47)
Accumulated deficit	(86,995)	(84,708)

Total stockholders’ equity	196,267	194,540

Total liabilities and stockholders’ equity	$220,015	$217,291

LMNX Reports Third Quarter 2009 Results

November 4, 2009
LUMINEX CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)

Revenue	$29,118	$28,897	$82,476	$76,250
Cost of revenue	10,347	9,343	26,837	24,876

Gross profit	18,771	19,554	55,639	51,374
Operating expenses:
Research and development	5,643	4,443	15,246	13,899
Selling, general and administrative	13,640	12,130	38,292	36,276

Total operating expenses	19,283	16,573	53,538	50,175

Income (loss) from operations	(512)	2,981	2,101	1,199
Interest expense from long-term debt	(116)	(137)	(358)	(406)
Settlement of litigation	—	—	(4,350)	—
Other income (loss), net	144	490	593	629

Income (loss) before income taxes	(484)	3,334	(2,014)	1,422
Income taxes	(125)	(161)	(273)	(374)

Net income (loss)	$(609)	$3,173	$(2,287)	$1,048

Net income (loss) per share, basic	$(0.01)	$0.08	$(0.06)	$0.03

Shares used in computing net income (loss) per share, basic	40,661	40,002	40,515	37,056
Net income (loss) per share, diluted	$(0.01)	$0.08	$(0.06)	$0.03

Shares used in computing net income (loss) per share, diluted	40,661	42,173	40,515	38,957

LMNX Reports Third Quarter 2009 Results

November 4, 2009
LUMINEX CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Nine Months ended
	September 30,		September 30,
	2009	2008	2009	2008
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net income (loss)	$(609)	$3,173	$(2,287)	$1,048
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation and amortization	2,116	1,821	5,995	5,125
Stock-based compensation and other	2,231	1,781	5,817	5,202
Loss on disposal of assets	—	—	25	7
Other	676	(131)	1,257	467
Changes in operating assets and liabilities:
Accounts receivable, net	(898)	(2,771)	(7,988)	(985)
Inventory, net	(286)	(1,034)	(1,108)	(3,039)
Prepaids and other	405	139	(26)	(793)
Accounts payable	1,437	465	376	1,103
Accrued liabilities	1,295	(290)	(3,023)	(1,346)
Deferred revenue	(28)	530	313	1,122

Net cash provided by (used in) operating activities	6,339	3,683	(649)	7,911

Cash flows from investing activities:
Net purchases of available-for-sale investments	(12,003)	—	(56,649)	—
Maturities/sales of available-for-sale investments	17,986	—	22,980	—
Net purchases of held-to-maturity investments	—	(28,651)	—	(36,541)
Maturities of held-to-maturity investments	3,938	1,477	40,078	6,435
Purchase of property and equipment	(3,502)	(852)	(8,618)	(2,747)
Acquisition activity	—	(93)	—	(505)
Proceeds from sale of assets	—	20	—	20
Acquired technology rights	—	(234)	(21)	(1,216)

Net cash provided by (used in) investing activities	6,419	(28,333)	(2,230)	(34,554)

Cash flows from financing activities:
Proceeds from debt	—	—	454	—
Payments on debt	—	—	(440)	(134)
Proceeds from secondary offering, net of offering costs	—	(104)	—	74,675
Proceeds from issuance of common stock	77	3,668	362	6,438

Net cash provided by financing activities	77	3,564	376	80,979

Effect of foreign currency exchange rate on cash	(246)	25	(376)	49
Change in cash and cash equivalents	12,589	(21,061)	(2,879)	54,385
Cash and cash equivalents, beginning of period	66,151	102,679	81,619	27,233

Cash and cash equivalents, end of period	$78,740	$81,618	$78,740	$81,618